UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 29, 2020
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement.

5.625% Senior Notes Due 2024

On July 27, 2020, Boise Cascade Company (the "Company") gave notice to U.S. Bank National Association, as trustee (the “Notes Trustee”) of its election to redeem all of the Company’s outstanding 5.625% Senior Notes due 2024 (the “2024 Notes”) on September 1, 2020 and irrevocably instructed the Notes Trustee to give notice of such redemption to the holders of 2024 Notes on July 29, 2020, or as soon as practicable thereafter but in no event later than 30 days prior to September 1, 2020.

On July 29, 2020, the Company irrevocably deposited with the Notes Trustee, an amount sufficient to pay and discharge the entire indebtedness on the 2024 Notes for principal and accrued and unpaid interest, to September 1, 2020 and all other amounts owed under the indenture governing the 2024 Notes. The Notes Trustee acknowledged that as of July 29, 2020, the obligations of the Company and the guarantors under the indenture governing the 2024 Notes were discharged and satisfied, and the Company and the guarantors under the indenture governing the 2024 Notes generally had no further obligations to the Notes Trustee or the holders of the 2024 Notes. The Notes Trustee further acknowledged the automatic release of the guarantees of the guarantors under the indenture governing the 2024 Notes. Upon such satisfaction and discharge, the indenture governing the 2024 Notes generally ceased to be of further effect.

Term Loan Agreement

On July 31, 2020, the Company repaid in full all outstanding indebtedness under its term loan agreement dated March 30, 2016, as amended (“Term Loan Agreement”), among the Company and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and the guarantors party thereto, and American AgCredit, PCA, as administrative agent and sole lead arranger, and the other lenders from time to time party thereto. The Term Loan Agreement and related security interests were terminated in conjunction with the repayment of $45.0 million of principal plus accrued interest. The material terms of the Term Loan Agreement are described in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 7, 2020.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Term Loan Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 10-Q filed with the SEC on May 3, 2016, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
        On July 31, 2020, the Company issued a press release announcing its second quarter 2020 financial results and COVID-19 business update, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished hereby, includes certain statistical information relative to the Company's quarterly performance.

        The Company has reconciled all non-GAAP measures presented to the most directly comparable GAAP measure.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

99.1	Boise Cascade Company Earnings Release and COVID-19 Business Update dated July 31, 2020.

99.2	Boise Cascade Company Quarterly Statistical Information.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Vice President, General Counsel and Secretary
Date: July 31, 2020